                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT

               Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934





               Date of Report (date of earliest event reported):
                               September 12, 1994

                           CARDINAL HEALTH, INC.
      ---------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


    Ohio                        0-12591                      31-0958666
- ---------------          ---------------------           -------------------
(State or other          (Commission File No.)             (IRS Employer
  jurisdiction                                           Identification No.)
of incorporation)


655 Metro Place South, Suite 925
Dublin, Ohio                                              43017
- --------------------------------------            ---------------------
(Address of principal executive offices)                (zip code)

                                (614) 761-8700
              ----------------------------------------------------
              (Registrant's telephone number, including area code)
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Item 5.  Other Events:

          On July 18, 1994, Cardinal Health, Inc. ("Cardinal") issued common shares, without par value, in exchange for all of the common shares of Behrens Inc. ("Behrens") in a transaction accounted for as a pooling-of-interests business combination. The following unaudited financial results combine the operating results of Cardinal and Behrens for the thirty days ended August 17, 1994, and are presented to satisfy the requirements for publication of combined results of operations with respect to affiliate trading restrictions as specified in such accounting treatment.




                             CARDINAL HEALTH, INC.
                  CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
                                  (UNAUDITED)



                                                                            Thirty Days
                                                                               Ended
     (In thousands, except per share data)                                 August 17, 1994
                                                                        ---------------------
     Net sales                                                                $ 616,000

     Net earnings                                                               $ 5,100

     Net earnings per Common Share:
          Primary                                                               $  0.13
          Fully Diluted                                                         $  0.13

     Weighted average number of Common Shares outstanding:
          Primary                                                                40,656
          Fully Diluted                                                          40,665

- ---------------

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                                SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 12, 1994


                                     CARDINAL HEALTH, INC.


                                     By: /s/ George H. Bennett, Jr.
                                         ---------------------------
                                         George H. Bennett, Jr.
                                         Executive Vice President,
                                         General Counsel and Secretary